UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 7, 2009

ARTIFICIAL LIFE, INC.

 (Exact Name of Registrant as Specified in Its Charter)

Delaware	000-25075	04-3253298
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

520 Broadway, Suite 350 Santa Monica, CA 90401 USA
(Address of principal executive offices)

(31)496-4288

 (Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 3.02

Unregistered Sale of Securities

On July 7, 2009, Artificial Life, Inc., or the Company, closed a private placement offering with seven institutional and two individual accredited investors of 2,520,000 shares of common stock and warrants to purchase an additional 1,545,000 shares of common stock. The shares of common stock and warrants were sold for an aggregate purchase price of $1,971,200. In connection with the private placement offering, the Company retained a selling agent to whom it paid a commission of $33,000. The issuance of the common stock and warrants are exempt from the registration requirements of the Securities Act of 1933, as amended, or the Act, in accordance with Section 4(2) of the Act and Regulations D and S under the Act. The warrants have a two year term with exercise prices ranging from $.80 to $1.25 and are immediately exercisable.

Item 8.01

Other Events

On July 7, 2009, the Company issued a press release announcing that the Company has raised new funds through the private placement offering described in Item 3.02.  The Company also announced that it is in negotiations with additional investors regarding investments in the third quarter of 2009. A copy of the press release is attached as exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01

Financial Statements and Exhibits

The following exhibits are filed as exhibits to this Current Report on Form 8-K:

Exhibit No.	Description	Method of Filing
99.1	Press Release	Filed electronically herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTIFICIAL LIFE, INC.

July 9, 2009

By:    /s/ EBERHARD SHOENBURG

Eberhard Schoneburg,
Chief Executive Officer

Artificial Life Receives New Funding

Los Angeles / Hong Kong, July 07, 2009 - Artificial Life, Inc., (OTC BB: ALIF), (www.artificial-life.com), today announced the completion of a private placement of common stock and warrants to several investors, raising gross proceeds of approximately US$1.9 million.

Artificial Life, Inc. sold approximately 2.5 million shares of common stock at market price on the day of sales (between US$0.66 and US$0.85) and issued warrants for the purchase of up to 1.5 million additional shares of common stock with a strike price of up to $1.25 per share. The warrants are exercisable for a period of two years. The common stock and warrants were issued to seven institutional and two individual accredited investors.

“As we continue to expand our business, we are pleased to have been able to complete this financing round despite the global financial market conditions. The new funding gives us more financial flexibility to pursue new business opportunities, to finance our receivables and to develop new products. We are currently also in advanced negotiations with additional investors about further investments for the third quarter of 2009,” said Eberhard Schoneburg, CEO of Artificial Life, Inc.

Neither the issuance of the shares of Artificial Life’s common stock nor the warrants in connection with the private placement has been registered under the Securities Act of 1933, as amended (the “Securities Act”). Accordingly, these securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy Artificial Life’s common stock or warrants.

About Artificial Life, Inc.

Artificial Life, Inc. (OTCBB: ALIF) is a public U.S. corporation headquartered in Los Angeles, with its production center in Hong Kong and additional offices in Berlin (EMEA headquarter) and Tokyo. As a leading, full-service provider of mobile broadband 3G technology, mobile participation TV, mobile gaming, content and business applications, Artificial Life provides 2D and 3D multi- and single- player rich-media applications for 3G, 3.5G and 4G network-enabled mobile phones. Recognized internationally for outstanding content quality and technology,

Artificial Life transcends traditional modes of mobile communications and interactive gaming. For more information, please visit www.artificial-life.com or the company’s m-commerce portal at www.botme.com.

Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements regarding our future results of operations, financial condition and business prospects. In some cases, you can identify forward-looking statements by terminology such as “may”, “will”, “should”, “expect”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “continue” or the negative of these terms or other comparable terminology. Although such statements are based on our own information and information from other sources we believe to be reliable, you should not place undue reliance on them. These statements involve risks and uncertainties, and actual market trends or our actual results of operations, financial condition or business prospects may differ materially from those expressed or implied in these forward looking statements for a variety of reasons. Potential risks and uncertainties include, but are not limited to, our ability to obtain additional funding to operate and grow our business; the unproven potential of our mobile gaming business model; changing consumer preferences and uncertainty of market acceptance of our products; timely adoption and availability of 3G mobile technology; market acceptance for use of mobile handheld devices to play the interactive games; unpredictable mobile game development schedules; our reliance on a relatively small number of brands; our ability to license brands from others; our dependence upon resellers and telecommunication carriers and operators to distribute our products; our ability to successfully develop, introduce, and sell new or enhanced products in a timely manner; and the timing of new product announcements or introductions by us or by our competitors. For additional discussion of these risks and uncertainties and other factors, please see the documents we file from time to time with the Securities and Exchange Commission, including our Annual Report on Form 10-KSB filed on February 9, 2009. We assume no obligation to update any forward-looking statements, which apply only as of the date of this press release.

Artificial Life PR & IR Contact:

Annie Lau

(+852) 3102 2800

ir@artificial-life.com